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                                                                   EXHIBIT 10.10

CONFORMED COPY


                         MASTER MOTOR VEHICLE OPERATING
                               SUBLEASE AGREEMENT

                          dated as of November 22, 2002

                                     between

                          AVIS RENT A CAR SYSTEM, INC.,
                                  as Sublessor

                                       and

                        CHEROKEE ACQUISITION CORPORATION,
                                  as Sublessee

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                                TABLE OF CONTENTS

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1.   DEFINITIONS..........................................................................................1

2.   GENERAL AGREEMENT....................................................................................1
     2.1.   Sublease and Acquisition of Vehicles..........................................................3
     2.2.   Right of Sublessees to Reject Vehicle Orders..................................................4
     2.3.   Payment of Cost by Sublessor..................................................................4
     2.4.   Non-Liability of Sublessor and AESOP Leasing..................................................4
     2.5.   [RESERVED]....................................................................................5
     2.6.   [RESERVED]....................................................................................5
     2.7.   [RESERVED]....................................................................................5
     2.8.   Disposal of Vehicles..........................................................................5

3.   TERM.................................................................................................5
     3.1.   Vehicle Term..................................................................................5
     3.2.   Term..........................................................................................6

4.   RENT AND CHARGES.....................................................................................6
     4.1.   Payment of Rent...............................................................................6
     4.2.   Special Service Charges.......................................................................6
     4.3.   Net Lease.....................................................................................7

5.   INSURANCE............................................................................................8
     5.1.   Personal Injury and Damage....................................................................8
     5.2.   Delivery of Certificate of Insurance..........................................................8
     5.3.   Changes in Insurance Coverage.................................................................8

6.   RISK OF LOSS: CASUALTY AND INELIGIBLE VEHICLE OBLIGATIONS............................................8
     6.1.   Risk of Loss Borne by Sublessee...............................................................8
     6.2.   Casualty; Ineligible Vehicles.................................................................8

7.   VEHICLE USE..........................................................................................9

8.   LIENS................................................................................................9

9.   NON-DISTURBANCE.....................................................................................10

10.  REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES.......................................10

11.  MAINTENANCE AND REPAIRS.............................................................................11

12.  VEHICLE WARRANTIES..................................................................................11
     12.1.  No Sublessor Warranties......................................................................11
     12.2.  Manufacturer's Warranties....................................................................11
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                                       (i)
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13.  VEHICLE USAGE GUIDELINES AND RETURN; SPECIAL DEFAULT PAYMENTS; EARLY TERMINATION PAYMENTS...........11
     13.1.  Usage........................................................................................12
     13.2.  Return.......................................................................................12
     13.3.  Special Default Payments.....................................................................12
     13.4.  Early Termination Payments...................................................................13

14.  DISPOSITION PROCEDURE...............................................................................14

15.  ODOMETER DISCLOSURE REQUIREMENT.....................................................................14

16.  GENERAL INDEMNITY...................................................................................14
     16.1.  Indemnity by the Sublessees..................................................................14
     16.2.  Reimbursement Obligation by the Sublessees...................................................16
     16.3.  Defense of Claims............................................................................16

17.  ASSIGNMENT..........................................................................................17
     17.1.  Right of the Sublessor to Assign this Agreement..............................................17
     17.2.  Limitations on the Right of the Sublessees to Assign this Agreement..........................17

18.  DEFAULT AND REMEDIES THEREFOR.......................................................................17
     18.1.  Events of Default............................................................................17
     18.2.  Effect of AESOP I Operating Sublease Event of Default or Liquidation Event of Default........18
     18.3.  Rights Upon AESOP I Operating Sublease Event of Default, Limited Liquidation Event of
            Default or Liquidation Event of Default......................................................18
     18.4.  Measure of Damages...........................................................................19
     18.5.  Vehicle Return Default.......................................................................20
     18.6.  Application of Proceeds......................................................................21

19.  MANUFACTURER EVENTS OF DEFAULT......................................................................21

20.  [RESERVED]..........................................................................................22

21.  [RESERVED]..........................................................................................22

22.  CERTIFICATION OF TRADE OR BUSINESS USE..............................................................22

23.  SURVIVAL............................................................................................22

24.  ADDITIONAL SUBLESSEES...............................................................................22

25.  TITLE...............................................................................................23

26.  [RESERVED]..........................................................................................23

27.  FURTHER ACTIONS UPON REQUEST........................................................................23

28.  [RESERVED]..........................................................................................23

29.  MODIFICATION AND SEVERABILITY.......................................................................24
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                                      (ii)
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30.  CERTAIN REPRESENTATIONS AND WARRANTIES..............................................................24
     30.1.  Organization; Ownership; Power; Qualification................................................24
     30.2.  Authorization; Enforceability................................................................24
     30.3.  Compliance...................................................................................24
     30.4.  [RESERVED]...................................................................................24
     30.5.  Litigation...................................................................................25
     30.6.  Liens........................................................................................25
     30.7.  Employee Benefit Plans.......................................................................25
     30.8.  Investment Company Act.......................................................................25
     30.9.  Regulations T, U and X.......................................................................25
     30.10. Business Locations; Principal Places of Business Locations...................................25
     30.11. Taxes........................................................................................25
     30.12. Governmental Authorization...................................................................26
     30.13. Compliance with Laws.........................................................................26
     30.14. Eligible Vehicles............................................................................26
     30.15. Supplemental Documents True and Correct......................................................26
     30.16. Manufacturer Programs........................................................................26
     30.17. Absence of Default...........................................................................26
     30.18. Title to Assets..............................................................................27
     30.19. Solvency.....................................................................................27

31.  CERTAIN AFFIRMATIVE COVENANTS.......................................................................27
     31.1.  Corporate Existence; Foreign Qualification...................................................27
     31.2.  Books, Records and Inspections...............................................................27
     31.3.  Insurance....................................................................................27
     31.4.  [RESERVED]...................................................................................28
     31.5.  Payment of Taxes; Removal of Liens...........................................................28
     31.6.  Maintenance of a Separate Existence..........................................................28
     31.7.  Trustee as Lienholder........................................................................28
     31.8.  Maintenance of the Vehicles..................................................................28
     31.9.  Disposal of Non-Program Vehicles.............................................................29

32.  CERTAIN NEGATIVE COVENANTS..........................................................................29
     32.1.  Mergers, Consolidations......................................................................29
     32.2.  Other Agreements.............................................................................29
     32.3.  Liens........................................................................................29
     32.4.  Use of Vehicles..............................................................................29

33.  NO PETITION.........................................................................................29

34.  CERTAIN AGREEMENTS RESPECTING THE MASTER EXCHANGE AGREEMENT.........................................30

35.  SUBMISSION TO JURISDICTION..........................................................................30

36.  GOVERNING LAW.......................................................................................30

37.  JURY TRIAL..........................................................................................30
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                                      (iii)
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38.  NOTICES.............................................................................................31

39.  LIABILITY...........................................................................................31

40.  TITLE TO MANUFACTURER PROGRAMS IN AESOP LEASING.....................................................31

41.  HEADINGS............................................................................................31

42.  EXECUTION IN COUNTERPARTS...........................................................................32

43.  EFFECTIVE DATE......................................................................................32

44.  THIRD-PARTY BENEFICIARY.............................................................................32
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SCHEDULES AND ATTACHMENTS
Schedule 30.5    Litigation
Schedule 30.10   Jurisdiction of Incorporation
Schedule 30.13   Compliance with Law
ATTACHMENT A     Information Relating to Budget Vehicles
ATTACHMENT B     Vehicle Acquisition Schedule and Related Information
ATTACHMENT C     Form of Joinder in Sublease

                                      (iv)
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                              MASTER MOTOR VEHICLE
                          OPERATING SUBLEASE AGREEMENT

     This Master Motor Vehicle Operating Sublease Agreement (this "AGREEMENT"), dated as of November 22, 2002, is made between AVIS RENT A CAR SYSTEM, INC., a Delaware corporation ("ARAC" or the "SUBLESSOR"), CHEROKEE ACQUISITION CORPORATION ("CHEROKEE"), and each Permitted Sublessee that becomes a party to this Agreement pursuant to the provisions of SECTION 24 hereof (each a "PERMITTED SUBLESSEE" and, together with Cherokee, the "SUBLESSEES").

                              W I T N E S S E T H :
                               - - - - - - - - - -

     WHEREAS, AESOP Leasing L.P. ("AESOP LEASING") and ARAC are parties to an Amended and Restated Master Motor Vehicle Operating Lease Agreement, dated as of September 15, 1998 (as amended from time to time, the "AESOP I OPERATING LEASE"), pursuant to which AESOP Leasing leases Program Vehicles and Non-Program Vehicles to ARAC; and

     WHEREAS, the Sublessor now wishes to sublease certain Program Vehicles and Non-Program Vehicles (the "BUDGET VEHICLES") leased by ARAC pursuant to the AESOP I Operating Lease to the Sublessees and the Sublessees desire to sublease from the Sublessor such Program Vehicles and Non-Program Vehicles.

     NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that:

     1. DEFINITIONS. Unless otherwise specified herein, capitalized terms used herein (including the PREAMBLE and RECITALS hereto) shall have the meanings ascribed to such terms in the Definitions List attached as Schedule I to the Amended and Restated Base Indenture, dated as of July 30, 1997 (as amended from time to time, the "BASE INDENTURE"), between AFC-II, as Issuer and The Bank of New York, as successor to the corporate trust administration of Harris Trust and Savings Bank, as Trustee, as such Definitions List has been amended and may from time to time be further amended in accordance with the Base Indenture.

     2. GENERAL AGREEMENT. (a) Each Sublessee and the Sublessor intend that this Agreement is a lease and that the relationship between the Sublessor and each Sublessee pursuant hereto shall always be only that of sublessor and sublessee, and each Sublessee hereby declares, acknowledges and agrees that AESOP Leasing is the owner of, and AESOP Leasing or its Permitted Nominee holds legal title to, the Vehicles. ARAC leases the Vehicles from AESOP Leasing pursuant to the AESOP I Operating Lease, and pursuant to the terms of the AESOP I Operating Lease, and subject to the limitations therein, ARAC has the right to sublease such Vehicles to Permitted Sublessees pursuant to this Agreement. No Sublessee shall acquire by virtue of this Agreement any right, equity, title or interest in or to any Vehicles, except the right to use the same under the terms hereof. The parties agree that this Agreement is a "true lease" and agree to treat this Agreement as a "true lease" for all purposes, including tax, accounting and otherwise and each party hereto will take no position on its tax returns and filings contrary to the

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position that AESOP Leasing is the owner of the Vehicles for federal and state income tax purposes.

     (b) If, notwithstanding the intent of the parties to this Agreement and the intent of the parties to the AESOP I Operating Lease, this Agreement and/or the AESOP I Operating Lease are characterized by any third party as financing arrangements or as otherwise not constituting "true leases," then it is the intention of the parties that this Agreement shall constitute a security agreement under applicable law, and, to secure all of its obligations under this Agreement, each Sublessee hereby grants to the Sublessor a security interest in all of such Sublessee's right, title and interest, if any, in and to all of the following assets, property and interests in property, whether now owned or hereafter acquired or created:

            (i) the rights of such Sublessee under this Agreement, as the same may be amended, modified or supplemented from time to time in accordance with its terms, and any other agreements related to or in connection with this Agreement to which such Sublessee is a party (the "SUBLESSEE AGREEMENTS"), including, without limitation, (a) all rights, remedies, powers, privileges and claims of such Sublessee against any other party under or with respect to the Sublessee Agreements (whether arising pursuant to the terms of such Agreements or otherwise available to such Sublessee at law or in equity), including the right to enforce any of the Sublessee Agreements and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Sublessee Agreements or the obligations and liabilities of any party thereunder, (b) all liens and property from time to time purporting to secure payment of the obligations and liabilities of such Sublessee arising under or in connection with the Sublessee Agreements, and any documents or agreements describing any collateral securing such obligations or liabilities and (c) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations and liabilities of such Sublessee pursuant to the Sublessee Agreements;

            (ii) all Vehicles subleased by such Sublessee from the Sublessor under this Agreement which, notwithstanding that this Agreement and the AESOP I Operating Lease are intended to convey only leasehold interests, are determined to be owned by such Sublessee, and all Certificates of Title with respect to such Vehicles;

            (iii) all right, title and interest of such Sublessee in, to and under any Manufacturer Programs, including any amendments thereof, and all monies due and to become due thereunder, in each case in respect of Vehicles subleased by such Sublessee which, notwithstanding that this Agreement and the AESOP I Operating Lease are intended to convey only leasehold interests, are determined to be owned by such Sublessee, whether payable as Vehicle Repurchase Prices, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Manufacturer Programs or otherwise (but excluding all incentive payments payable to such Sublessee, the Sublessor or AESOP Leasing in respect of purchases of vehicles under the Manufacturer Programs) and all rights to compel performance and otherwise exercise remedies thereunder;

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            (iv)    all right, title and interest of such Sublessee in and to
     any proceeds from the sale of Vehicles subleased by such Sublessee which, notwithstanding that this Agreement and the AESOP I Operating Lease are intended to convey only leasehold interests, are determined to be owned by such Sublessee, including all monies due in respect of such Vehicles, whether payable as the purchase price of such Vehicles, as auction sales proceeds, or as fees, expenses, costs, indemnities, insurance recoveries, or otherwise (including all upfront incentive payments payable by Manufacturers to such Sublessee, the Sublessor or AESOP Leasing in respect of purchases of Non-Program Vehicles);

            (v) all payments under insurance policies (whether or not the Sublessor, AESOP Leasing, the Lender or the Trustee is named as the loss payee thereof) or any warranty payable by reason of loss or damage to, or otherwise with respect to, any of the Vehicles subleased by such Sublessee;

            (vi) all additional property that may from time to time hereafter be subjected to the grant and pledge under this Agreement, as same may be modified or supplemented from time to time, by such Sublessee or by anyone on its behalf; and

            (vii) all proceeds of any and all of the foregoing including, without limitation, payments under insurance (whether or not the Sublessor or AESOP Leasing is named as the loss payee thereof) and cash.

     (c) Each Sublessee agrees to deliver to the Sublessor and the Trustee on or before the first date on which Vehicles are subleased by such Sublessee hereunder (the "SUBLEASE EFFECTIVE DATE"):

            (i) a written search report from a Person satisfactory to the Sublessor and the Trustee, listing all effective financing statements that name such Sublessee as debtor or assignor, and that are filed in the jurisdictions in which filings were made pursuant to clause (ii) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Sublessor and the Trustee showing no evidence of liens filed against such Sublessee that purport to affect any Vehicles subleased hereunder or any Collateral under the Base Indenture; and

            (ii) evidence of the filing of proper financing statements on Form UCC-1 naming such Sublessee, as debtor, and the Sublessor, as secured party, covering the collateral described in SECTION 2(b) hereof.

     2.1. SUBLEASE AND ACQUISITION OF VEHICLES. From time to time, subject to the terms and provisions hereof, the Sublessor agrees to sublease to each Sublessee and each Sublessee agrees to sublease from the Sublessor, subject to the terms hereof, the new Vehicles identified in Vehicle orders (each such Vehicle order, a "VEHICLE ORDER") placed by the Sublessor pursuant to the terms of SECTION 2.8 of the AESOP I Operating Lease, in consultation with such Sublessee, in accordance with the terms of the Manufacturer Programs with respect to Program Vehicles and Non-Program Vehicles to the extent subject to a Manufacturer Program and as otherwise agreed by the Sublessor, in consultation with such Sublessee, and a dealer with respect to other Non-Program

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Vehicles. Any such Vehicle Order will comply with the AESOP I Operating Lease, including SECTION 2.8 thereof. The Sublessor shall maintain a record of each Vehicle Order delivered by the Sublessor with respect to each Vehicle subleased hereunder, together with a schedule containing the information with respect to such Vehicles included within such Vehicle Order as is set forth in ATTACHMENT A hereto (each, a "VEHICLE ACQUISITION SCHEDULE"). Each Sublessee agrees to provide such information regarding such Vehicles as the Sublessor, AESOP Leasing or the Trustee may require from time to time. This Agreement, as modified by the AESOP I Operating Lease, and together with the Manufacturer Programs and any other related documents attached to this Agreement or submitted with a Vehicle Order (collectively, the "SUPPLEMENTAL DOCUMENTS"), will constitute the entire agreement regarding the subleasing of Vehicles by the Sublessor to the Sublessees.

     2.2. RIGHT OF SUBLESSEES TO REJECT VEHICLE ORDERS. If the Sublessor consulted with a Sublessee with respect to a Vehicle Order, then such Sublessee agrees to accept Vehicles covered by such Vehicle Order and delivered by the Sublessor to such Sublessee for sublease hereunder as produced and delivered except that such Sublessee will have the option to reject any such Vehicle that may be rejected pursuant to the terms of the applicable Manufacturer Program (with respect to Program Vehicles and Non-Program Vehicles subject to a Manufacturer Program), or in accordance with its customary business practices with respect to other Non-Program Vehicles. Each Sublessee agrees and acknowledges that the right to reject any Vehicle shall be subject to the Sublessor's right to reject such Vehicle under the terms (including the timing of such rejection) and conditions of the AESOP I Operating Lease and the Manufacturer Programs.

     2.3. PAYMENT OF COST BY SUBLESSOR. Upon delivery of any Vehicle, the Sublessee subleasing such Vehicle shall pay all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Vehicle, and sales and use tax (if any), to the extent that the same have not been included in the Capitalized Cost for such Vehicle and paid pursuant to the AESOP I Operating Lease.

     2.4. NON-LIABILITY OF SUBLESSOR AND AESOP LEASING. None of the Sublessor, the Guarantor or AESOP Leasing shall be liable to any Sublessee for any failure or delay in obtaining Vehicles or making delivery thereof. AS BETWEEN THE SUBLESSOR AND EACH SUBLESSEE, ACCEPTANCE FOR SUBLEASE OF THE VEHICLES SUBLEASED BY SUCH SUBLESSEE SHALL CONSTITUTE SUCH SUBLESSEE'S ACKNOWLEDGMENT AND AGREEMENT THAT SUCH SUBLESSEE HAS FULLY INSPECTED SUCH VEHICLES, THAT SUCH VEHICLES ARE IN GOOD ORDER AND CONDITION AND ARE OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY SUCH SUBLESSEE, THAT SUCH SUBLESSEE IS SATISFIED THAT THE SAME ARE SUITABLE FOR THIS USE AND THAT NONE OF AESOP LEASING, THE GUARANTOR OR THE SUBLESSOR IS A MANUFACTURER OR ENGAGED IN THE SALE OR DISTRIBUTION OF VEHICLES, AND HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT WITH RESPECT TO MERCHANTABILITY, CONDITION, QUALITY, DURABILITY OR SUITABILITY OF SUCH VEHICLE IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF SUCH SUBLESSEE, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER,

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EXPRESS OR IMPLIED, WITH RESPECT THERETO. None of the Sublessor, the Guarantor
or AESOP Leasing shall be liable for any failure or delay in delivering any Vehicle ordered for sublease pursuant to this Agreement, or for any failure to perform any provision hereof, resulting from fire or other casualty, natural disaster, riot, strike or other labor difficulty, governmental regulation or restriction, or any cause beyond their direct control. IN NO EVENT SHALL THE SUBLESSOR, THE GUARANTOR OR AESOP LEASING BE LIABLE FOR ANY INCONVENIENCES, LOSS OF PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY VEHICLE, AND THERE SHALL BE NO ABATEMENT OF SUBLEASE RENT, MONTHLY BASE RENT, SUPPLEMENTAL RENT OR OTHER AMOUNTS PAYABLE HEREUNDER BECAUSE OF THE SAME.

     2.5.   [RESERVED]

     2.6.   [RESERVED]

     2.7.   [RESERVED]

     2.8. DISPOSAL OF VEHICLES. Each Sublessee will dispose of the Vehicles subleased by it hereunder as and when directed by the Sublessor, and, in so doing, shall comply in all respects with Sections 2.5, 2.6, 2.7, 2.8 and 2.9 of the AESOP I Operating Lease.

     3.     TERM.

     3.1. VEHICLE TERM. (a) The "VEHICLE OPERATING SUBLEASE COMMENCEMENT DATE" shall mean the day as referenced in the Vehicle Acquisition Schedule with respect to such Vehicle but in no event shall such date be a date later than the date that funds are expended or allocated by AESOP Leasing to acquire such Vehicle or, in the case of a Replacement Vehicle, no later than the date that such Replacement Vehicle is "acquired" (as such term is defined in the Master Exchange Agreement) by the intermediary pursuant to the Master Exchange Agreement. The "VEHICLE TERM" with respect to each Vehicle shall extend from the Vehicle Operating Sublease Commencement Date through the date the lease of such Vehicle under the AESOP I Operating Lease terminates (the "VEHICLE OPERATING SUBLEASE EXPIRATION DATE").

     (b) Each Sublessee shall return each Program Vehicle subleased by such Sublessee hereunder to the Sublessor or as directed by the Sublessor in accordance with the AESOP I Operating Lease (a) not prior to the end of the minimum holding period specified in the related Manufacturer Program prior to which the Sublessor may not return such Program Vehicle without penalty (the "MINIMUM TERM") and (b) not later than the end of the maximum holding period after which the Sublessor may not return such Program Vehicle without penalty (the "MAXIMUM TERM"); PROVIDED, HOWEVER, that each Sublessee shall in any case return each Program Vehicle subleased by such Sublessee hereunder to, or as directed by, the Sublessor pursuant to SECTION 13.2 hereof and in accordance with the AESOP I Operating Lease on or before the Vehicle Operating Sublease Expiration Date with respect to such Vehicle. The Sublessee of any Program Vehicles returned before the Minimum Term will pay to the Sublessor the equivalent of the Monthly Base Rent with respect to such vehicle for the Minimum Term plus any early turn back surcharges payable by AESOP Leasing or the Sublessor under the

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AESOP I Operating Lease or deductible from the Repurchase Price of such Vehicle regardless of actual usage, unless such Vehicle is a Standard Casualty or becomes an Ineligible Vehicle, in which case, the disposition of such Vehicle will be handled in accordance with SECTION 6 hereof.

     3.2. TERM. The "AESOP I OPERATING SUBLEASE COMMENCEMENT DATE" shall mean the Sublease Effective Date. The "AESOP I OPERATING SUBLEASE EXPIRATION DATE" shall mean the latest of (i) the date of the payment in full of all Loans (including any Loan Interest thereon) the proceeds of which were used by AESOP Leasing to finance the purchase of Vehicles subject to this Agreement, (ii) the Vehicle Operating Sublease Expiration Date for the last Vehicle subleased by any Sublessee hereunder and (iii) the date on which all amounts payable hereunder and under the Loan Agreements have been paid in full. The "TERM" of this Agreement shall mean the period commencing on the AESOP I Operating Sublease Commencement Date and ending on the AESOP I Operating Sublease Expiration Date.

     4. RENT AND CHARGES. Each Sublessee will pay Monthly Base Rent and any Supplemental Rent due and payable on a monthly basis (and any Special Service Charges, on the date due and payable) as set forth in this SECTION 4.

     4.1. PAYMENT OF RENT. On each Payment Date each Sublessee shall pay in immediately available funds to, or at the direction of, the Sublessor not later than 11:00 a.m. New York City time, on such Payment Date, such Sublessee's allocable portion (such amount, "Sublease Rent") of (i) all Monthly Base Rent that has accrued under the AESOP I Operating Lease during the Related Month with respect to each Vehicle subleased hereunder during or prior to the Related Month and (ii) all Supplemental Rent due and payable under the AESOP I Operating Lease on such Payment Date. The portion of Monthly Base Rent allocable to each Sublessee will equal (i) with respect to the amounts described in clause (b) of the definition of Monthly Base Rent, the portion thereof that relates to the particular Vehicles subleased hereunder by such Sublessee and (ii) with respect to other amounts included in the definition of Monthly Base Rent, such Sublessee's Share, determined as of the beginning of the Related Month, of such amounts. The portion of Supplemental Rent allocable to each Sublessee will equal
(i) with respect to Supplemental Rent that relates to particular Vehicles, the portion thereof that relates to the particular Vehicles subleased hereunder by such Sublessee and (ii) with respect to Supplemental Rent that does not relate to particular Vehicles, such Sublessee's Share, determined as of the beginning of the Related Month, of such amounts. "SUBLESSEE'S SHARE" means, with respect to each Sublessee, on any date of determination, a fraction expressed as a percentage, the numerator of which is equal to the sum of the Net Book Value for each Vehicle subleased by such Sublessee hereunder and the denominator of which is equal to the sum of the Net Book Value of each Vehicle leased by the Sublessor under the AESOP I Operating Lease, in each case, as of such date of determination.

     4.2. SPECIAL SERVICE CHARGES. On each Payment Date, or on such other Business Day as the Sublessor shall request, each Sublessee shall pay in immediately available funds to, or at the direction of, the Sublessor, not later than 11:00 a.m., New York City time, on such date, such Sublessee's allocable portion of the Special Service Charges due and payable by the Sublessor under the AESOP I Operating Lease on such date. The portion of Special Service Charges payable by the Sublessor and allocable to each Sublessee will equal (i) with respect to Special Service Charges that relate to particular Vehicles, the portion thereof that relates to the particular

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Vehicles subleased hereunder by such Sublessee, and (ii) with respect to Special
Service Charges that do not relate to particular subleased Vehicles, such Sublessee's Share, determined as of the beginning of the Related Month, of such amounts. The provisions of this SECTION 4.2 will survive the expiration or earlier termination of the Term.

     4.3. NET LEASE. THIS AGREEMENT SHALL BE A NET LEASE, AND EACH SUBLESSEE'S OBLIGATION TO PAY ALL SUBLEASE RENT AND OTHER SUMS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, SETOFF, COUNTERCLAIM, DEDUCTION OR REDUCTION FOR ANY REASON WHATSOEVER. The obligations and liabilities of each Sublessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein including, without limitation, the right of each Sublessee to reject Vehicles pursuant to SECTION 2.2 hereof) for any reason, including without limitation:
(i) any defect in the condition, merchantability, quality or fitness for use of the Vehicles or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Vehicles or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Vehicles or any part thereof; (iv) any defect in or any Lien on title to the Vehicles or any part thereof; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of such Sublessee or the Sublessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Sublessee, the Sublessor or any other Person, or any action taken with respect to this Agreement by any trustee or receiver of any Person mentioned above, or by any court; (vii) any claim that such Sublessee has or might have against any Person, including without limitation the Sublessor; (viii) any failure on the part of the Sublessor or any other Sublessee to perform or comply with any of the terms hereof or of any other agreement; (ix) any invalidity or unenforceability or disaffirmance of this Agreement or any provision hereof or any of the other Related Documents or any provision of any thereof, in each case whether against or by such Sublessee or otherwise; (x) any insurance premiums payable by such Sublessee with respect to the Vehicles; or (xi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not such Sublessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable. This Agreement shall be noncancelable by the Sublessees and, except as expressly provided herein, each Sublessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Agreement, or to any diminution or reduction of Sublease Rent or other amounts payable by such Sublessee hereunder. All payments by each Sublessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, each Sublessee shall not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. If for any reason whatsoever this Agreement shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, each Sublessee shall nonetheless pay an amount equal to such Sublessee's allocable portion of all Sublease Rent and all other amounts due hereunder at the time and in the manner that such payments would have become due and payable under the terms of this Agreement as if it had not been terminated in whole or in part. All covenants and agreements of each Sublessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated.

     5. INSURANCE. Each Sublessee represents that it shall at all times maintain or cause to be maintained insurance coverage in force as follows:

     5.1.   PERSONAL INJURY AND DAMAGE. Insurance coverage as set forth in
SECTION 31.3 hereof. In addition, each Sublessee will maintain with respect to such Sublessee's properties and businesses insurance against loss or damage of the kind customarily insured against by corporations engaged in the same or similar businesses, of such types and in such amounts as are customarily carried by such similarly situated corporations.

     5.2. DELIVERY OF CERTIFICATE OF INSURANCE. Within 10 days after the Sublease Effective Date (or, with respect to any additional party becoming a "Sublessee" hereunder pursuant to the provisions of SECTION 24 hereof, within 10 days after the date such party becomes a "Sublessee" hereunder), each Sublessee shall deliver to the Sublessor a certificate(s) of insurance naming the Lender, the Sublessor, AESOP Leasing, Original AESOP, each Permitted Nominee and the Trustee as additional insureds as to the items required by SECTION 31.3. Such insurance shall not be changed or canceled except as provided below in SECTION 5.3.

     5.3. CHANGES IN INSURANCE COVERAGE. No changes shall be made in any of the foregoing insurance requirements unless the prior written consent of the Sublessor is first obtained. The Sublessor may grant or withhold its consent to any proposed change in such insurance in its sole discretion. Notwithstanding the foregoing, the Sublessor may maintain insurance on behalf of any Sublessee as provided in SECTION 31.3 hereof.

     6.     RISK OF LOSS: CASUALTY AND INELIGIBLE VEHICLE OBLIGATIONS.

     6.1. RISK OF LOSS BORNE BY SUBLESSEE. Upon delivery of each Vehicle to the Sublessee of such Vehicle, as between the Sublessor and such Sublessee, such Sublessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition with respect to such Vehicle, however caused or occasioned, and all other risks and liabilities, including personal injury or death and property damage, arising with respect to such Vehicle or the manufacture, purchase, acceptance, rejection, ownership, delivery, leasing, subleasing, possession, use, inspection, registration, operation, condition, maintenance, repair, storage, sale, return or other disposition of such Vehicle, howsoever arising.

     6.2. CASUALTY; INELIGIBLE VEHICLES. If a Vehicle becomes a Standard Casualty or an Ineligible Vehicle, then the Sublessee of such Vehicle will (i) promptly notify the Sublessor thereof and (ii) promptly, but in no event later than the Payment Date with respect to the Related Month during which such Vehicle became a Standard Casualty or an Ineligible Vehicle, pay to the Sublessor the Termination Value of such Vehicle (as of the date such Vehicle became a Standard Casualty or an Ineligible Vehicle). Upon payment by such Sublessee to the Sublessor and payment by the Sublessor to AESOP Leasing of the Termination Value of any Vehicle that has become a Standard Casualty or an Ineligible Vehicle (i) the Sublessor shall cause AESOP Leasing to transfer title to such Vehicle to such Sublessee to facilitate liquidation of such Vehicle by such Sublessee, and (ii) such Sublessee shall be entitled to any physical damage insurance proceeds received by the Sublessor applicable to such Vehicle.

     7. VEHICLE USE. So long as no AESOP I Operating Lease Event of Default, AESOP I Operating Sublease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default has occurred, each Sublessee may use Vehicles subleased hereunder in its regular course of business; provided that such use shall be confined primarily to the United States; PROVIDED, FURTHER, that the principal place of business or rental office of each Sublessee with respect to the Vehicles is located in the United States. Each Sublessee may, at its sole expense, change the place of principal location of any Vehicles subleased to it. Notwithstanding the foregoing, no change of location shall be undertaken unless and until (x) all actions necessary to maintain the Lien of the Trustee on such Vehicles and the Certificates of Title (other than noting the Lien of the Trustee on the Certificates of Title with respect to Vehicles titled in the states of Ohio, Oklahoma and Nebraska) with respect to such Vehicles shall have been taken and (y) all legal requirements applicable to such Vehicles shall have been met or obtained. Following the occurrence of an AESOP I Operating Lease Event of Default, a Limited Liquidation Event of Default, a Liquidation Event of Default, an AESOP I Operating Sublease Event of Default or a Manufacturer Event of Default, and upon the Sublessor's request, each Sublessee shall advise the Sublessor in writing where all Vehicles subleased hereunder as of such date are principally located. Each Sublessee shall not knowingly use any Vehicles or knowingly permit the same to be used for any unlawful purpose. Each Sublessee shall use reasonable precautions to prevent loss or damage to Vehicles. Each Sublessee shall comply with all applicable statutes, decrees, ordinances and regulations regarding acquiring, titling, registering, subleasing, insuring and disposing of Vehicles and shall take reasonable steps to ensure that operators are licensed. Each Sublessee and the Sublessor agree that such Sublessee shall perform, at such Sublessee's own expense, such Vehicle preparation and conditioning services with respect to Vehicles subleased by such Sublessee hereunder as are customary. The Sublessor, AESOP Leasing or the Trustee or any authorized representative of the Sublessor, AESOP Leasing or the Trustee may during reasonable business hours from time to time, without disruption of each Sublessee's business, subject to applicable law, inspect Vehicles and registration certificates, Certificates of Title and related documents covering Vehicles wherever the same be located. No Sublessee shall further sublease any Vehicles, nor shall any Sublessee assign any right or interest herein or in any Vehicles; PROVIDED, HOWEVER, the foregoing shall not be deemed to prohibit any Sublessee from renting Vehicles to third party customers in the ordinary course of its car rental businesses.

     8. LIENS. Except for Permitted Liens, each Sublessee shall keep all Vehicles subleased by it hereunder free of all Liens arising during the Term. Upon the Vehicle Operating Sublease Expiration Date for each Vehicle subleased hereunder should any such Lien exist the Sublessor may, in its discretion, remove such Lien, and any sum of money that may be paid by the Sublessor in release or discharge thereof (to the extent that such Lien is granted by, incurred by, or otherwise attributable to, such Sublessee), including attorneys' fees and costs, will be paid by such Sublessee of such Vehicle upon demand by the Sublessor. Subject to the terms of the Related Documents, AESOP Leasing may grant security interests in the Vehicles subleased by a Sublessee hereunder without consent of such Sublessee. Each Sublessee agrees and acknowledges that the granting of Liens and the taking of other actions pursuant to the Loan Agreements, the Indenture and the other Related Documents does not interfere with the rights of such Sublessee under this Agreement.

     9. NON-DISTURBANCE. Subject to the rights of AESOP Leasing and the Trustee under the AESOP I Operating Lease and the Related Documents and so long as each Sublessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Vehicles subleased by such Sublessee hereunder will not be disturbed by the Sublessor during the Term, subject, however, to the following sentence and SECTIONS 2.8 AND 18 hereof and except that the Sublessor, AESOP Leasing and the Trustee each retains the right, but not the duty, to inspect such Vehicles without disturbing the ordinary conduct of such Sublessee's business. Each Sublessee acknowledges that such Sublessee's quiet enjoyment, possession and use of each and every Vehicle subleased hereunder is subject to the Sublessor's right to quiet enjoyment, possession and use of such Vehicles, which right is further subject to the terms and conditions of the AESOP I Operating Lease. Each Sublessee agrees that its rights under this Agreement to quiet enjoyment, possession and use of the Vehicles subleased by such Sublessee will be terminated upon the termination of the Sublessor's rights of quiet enjoyment, possession and use of such Vehicle or Vehicles under the AESOP I Operating Lease. If the sublease of any Vehicle subleased hereunder is terminated for any reason (including, but not limited, pursuant to Section 3.1 hereof), then the Sublessee with respect to such Vehicle shall deliver such Vehicle to, or at the direction of, the Trustee or, so long as no AESOP I Operating Lease Event of Default has occurred and is continuing, at the direction of the Sublessor. Upon the request of the Sublessor, AESOP Leasing or the Trustee from time to time, each Sublessee will make reasonable efforts to confirm to the Sublessor, AESOP Leasing and the Trustee the location, mileage and condition of each Vehicle subleased by such Sublessee hereunder and to make available for the Sublessor's AESOP Leasing's or the Trustee's inspection within a reasonable time period, not to exceed 45 days, such Vehicles at the location where such Vehicles are normally domiciled. Further, each Sublessee will, during normal business hours and with a notice of 3 Business Days, make its records pertaining to the Vehicles subleased by such Sublessee hereunder available to the Sublessor, AESOP Leasing or the Trustee for inspection at the location where such Sublessee's records are normally domiciled.

     10. REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES. As between the Sublessor and each Sublessee, each Sublessee, at its expense, shall be responsible for proper registration and licensing of Vehicles subleased by such Sublessee hereunder, and titling of such Vehicles in the name of AESOP Leasing or its Permitted Nominee (with the Lien of the Trustee noted thereon (except with respect to Vehicles titled in the States of Oklahoma, Nebraska and Ohio)), and, where required, shall have such Vehicles inspected by any appropriate governmental authority; PROVIDED, HOWEVER, that notwithstanding the foregoing, possession of all Certificates of Title shall at all times remain with the Administrator or its Affiliate, who will hold such Certificates of Title in its capacity as agent for ASEOP Leasing and on behalf of the Lender and the Trustee. As between the Sublessor and each Sublessee, each Sublessee shall be responsible for the payment of all registration fees, title fees, license fees, traffic summonses, penalties, judgments and fines incurred with respect to any Vehicle subleased by such Sublessee hereunder during the Vehicle Term for such Vehicle or imposed during the Vehicle Term for such Vehicle by any governmental authority or any court of law or equity with respect to such Vehicles in connection with such Sublessee's operation of such Vehicles. Possession of all Certificates of Title shall at all times remain with the Administrator or its Affiliate who will hold such Certificates of Title in its capacity as agent for AESOP Leasing and on behalf of the Lender and the Trustee, and each Sublessee acknowledges and agrees that it has no right, title or interest in or with respect to any Certificate of Title.

     11. MAINTENANCE AND REPAIRS. As between the Sublessor and each Sublessee, each Sublessee shall pay for all maintenance and repairs to keep Vehicles subleased by such Sublessee hereunder in good working order and condition, and such Sublessee will maintain such Vehicles as required in order to keep the Manufacturer's warranty in force. Each Sublessee will return Vehicles subleased by such Sublessee hereunder to an authorized Manufacturer facility or such Sublessee's Manufacturer authorized warranty station for warranty work. Each Sublessee will comply with any Manufacturer's recall of any Vehicle subleased by such Sublessee hereunder. As between the Sublessor and the Sublessees, each Sublessee will pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Vehicles subleased by such Sublessee hereunder including, but not limited to, fuel, lubricants, and coolants. Each Sublessee agrees that it shall not make any material alterations to any Vehicles without the prior consent of the Sublessor and AESOP Leasing. Any improvements or additions to any Vehicles subleased hereunder shall become and remain the property of AESOP Leasing, except that any addition to Vehicles made by the Sublessee of such Vehicles shall remain the property of such Sublessee if such addition can be disconnected from such Vehicles without impairing the functioning of such Vehicles or its resale value, excluding such addition.

     12.    VEHICLE WARRANTIES.

     12.1. NO SUBLESSOR WARRANTIES. EACH SUBLESSEE ACKNOWLEDGES THAT THE SUBLESSOR, AESOP LEASING AND THE TRUSTEE ARE NOT THE MANUFACTURER, THE AGENT OF THE MANUFACTURER, OR THE DISTRIBUTOR OF THE VEHICLES SUBLEASED BY SUCH SUBLESSEE HEREUNDER. THE SUBLESSOR, AESOP LEASING AND THE TRUSTEE MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE FITNESS, SAFENESS, DESIGN, MERCHANTABILITY, CONDITION, QUALITY, CAPACITY OR WORKMANSHIP OF THE VEHICLES NOR ANY WARRANTY THAT THE VEHICLES WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, AND AS BETWEEN THE SUBLESSOR, AESOP LEASING AND THE TRUSTEE ON THE ONE HAND AND EACH SUBLESSEE ON THE OTHER, EACH SUBLESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE. EACH SUBLESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIMS AGAINST THE SUBLESSOR, AESOP LEASING AND THE TRUSTEE AND ANY VEHICLE FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER AND, AS TO THE SUBLESSOR, AESOP LEASING AND THE TRUSTEE, EACH SUBLESSEE SUBLEASES THE VEHICLES "AS IS." IN NO EVENT SHALL THE SUBLESSOR, AESOP LEASING AND THE TRUSTREE BE LIABLE FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED.

     12.2. MANUFACTURER'S WARRANTIES. If a Vehicle subleased hereunder is covered by a Manufacturer's warranty, the Sublessee of such Vehicle, during the Vehicle Term for such Vehicle, shall have the right to direct the Sublessor to make any claims under such warranty which the Sublessor could make in accordance with the terms of Manufacturer's warranty and the AESOP I Operating Lease.

     13. VEHICLE USAGE GUIDELINES AND RETURN; SPECIAL DEFAULT PAYMENTS; EARLY TERMINATION PAYMENTS.

     13.1. USAGE. As used herein "VEHICLE TURN-IN CONDITION" (a) with respect to each Program Vehicle subleased hereunder will be determined in accordance with the related Manufacturer Program and (b) with respect to each Non-Program Vehicle subleased hereunder shall mean (i) if such Non-Program Vehicle is manufactured by the same Manufacturer as any Program Vehicle subleased hereunder, the same standard as required with respect to such Program Vehicle and (ii) if such Non-Program Vehicle does not satisfy CLAUSE (i) above, that each such Vehicle shall have no: body dents, rust, corrosion; paint mismatches or special colors, or paint which is less than factory grade; dented, rusted, broken, missing chrome or trim; ripped or stained, upholstery, seats, dash, headliner, carpeting, trunk, or convertible vinyl top; missing interior trim; sprung or misaligned doors or their openings; worn, cracked, split, broken or leaking weather-stripping; faulty window mechanisms; broken, cracked, missing glass, mirrors or lights; faulty electronic systems, including on-board computers, processors, sensors, controls, radios, stereos, and the like; faulty heating, air conditioning or climate control systems; worn or faulty shock absorbers or other suspension or steering parts, systems or mechanisms; excessively worn tires; or any other condition that adversely affects the appearance or operating condition of such Vehicle, in each case other than any such condition that would reasonably be considered to be normal wear and tear or otherwise DE MINIMIS by the Manufacturer of such Vehicle (or its authorized agent) under such Manufacturer's Manufacturer Program or, if such Manufacturer does not maintain a Manufacturer Program, under the Manufacturer Program of another Manufacturer with comparable sales volume, and the equivalent of any Excess Damage Charges and Excess Mileage Charges with respect to such Vehicle shall be determined by the Administrator and the Sublessor in accordance with the foregoing standard.

     13.2. RETURN. (a) Each Sublessee will, except as otherwise agreed between such Sublessee and the Sublessor, return each Program Vehicle subleased by such Sublessee hereunder (other than a Standard Casualty or a Program Vehicle which has become an Ineligible Vehicle) to the nearest related Manufacturer official auction or other facility designated by such Manufacturer at such Sublessee's sole expense or to such other location designated by the Sublessor (with any additional cost of delivery in excess of what would have been incurred upon delivery to the related Manufacturer at the expense of the Sublessor), in each case in accordance with the requirements of SECTION 3.1(b) hereof.

     (b) Each Sublessee agrees that the Vehicles subleased by such Sublessee hereunder will be in Vehicle Turn-In Condition upon return to or upon the order of the Sublessor. Any rebate or credits applicable to the unexpired term of any license plates for a Vehicle subleased by a Sublessee hereunder and received by the Sublessor pursuant to Section 13.2(b) of the AESOP I Operating Lease shall inure to the benefit of such Sublessee.

     13.3. SPECIAL DEFAULT PAYMENTS. (a) Each Sublessee will use its best efforts to maintain the Program Vehicles subleased by such Sublessee hereunder such that no Excess Damage Charges or Excess Mileage Charges will be deductible from the Repurchase Price due from a Manufacturer or payable by the Sublessor or AESOP Leasing upon the turn back of such Program Vehicles under the applicable Manufacturer Program. Upon the earliest of (i) receipt of payment of the Repurchase Price of each Program Vehicle subleased by a Sublessee hereunder from the Manufacturer (or the receipt of payment of the Repurchase Price of each such Program Vehicle sold through an auction conducted by or through a Manufacturer),
(ii) receipt of payment of the Repurchase Price of each Relinquished Vehicle from the Manufacturer, or (iii) the date by which the Repurchase Price of each such Program Vehicle turned-back to a Manufacturer would have been paid if not for a Manufacturer Event of Default, the Sublessor will charge such Sublessee for any Excess Damage Charges and/or Excess Mileage Charges applicable to such Program Vehicle pursuant to the applicable Manufacturer Program to the extent such charges are charged to the Sublessor pursuant to the terms of the AESOP I Operating Lease (any such charges are referred to as "PROGRAM VEHICLE SPECIAL DEFAULT PAYMENTS").

     (b) Each Sublessee will use its best efforts to maintain the Non-Program Vehicles subleased by such Sublessee hereunder in a manner such that no amounts payable by the Sublessor pursuant to SECTION 13.3(b) of the AESOP I Operating Lease shall be due upon disposition of such Non-Program Vehicles by or for the benefit of AESOP Leasing. Upon disposition of each Non-Program Vehicle subleased hereunder by or for the benefit of AESOP Leasing, the Sublessor will charge such Sublessee and such Sublessee hereby agrees to pay such charges (i) if such Non-Program Vehicle is manufactured by the same Manufacturer as any Program Vehicle or is subject to a Manufacturer Program, an amount equal to the amount the Sublessor is charged under SECTION 13.3(b)(i) of the AESOP I Operating Lease and (ii) if such Non-Program Vehicle is subject to a Vehicle Turn-In Condition standard established pursuant to SECTION 13.l(b)(ii), an amount equal to the amount the Sublessor is charged under SECTION 13.3(b)(ii) of the AESOP I Operating Lease (any such charges are referred to as "NON-PROGRAM VEHICLE SPECIAL DEFAULT PAYMENTS" and, together with the Program Vehicle Special Default Payments, the "SPECIAL DEFAULT PAYMENTS").

     (c) On each Payment Date, each Sublessee shall pay to the Sublessor all Special Default Payments that have accrued during the Related Month; PROVIDED, HOWEVER, that the Sublessor may invoice the relevant Sublessee or Sublessees for payment of such amounts on a Business Day other than a Payment Date, and may direct the relevant Sublessee or Sublessees to pay such amounts directly to the Intermediary or to the Lender Agent. The obligation of such Sublessee to pay Special Default Payments shall constitute the sole remedy respecting the breach of its covenant contained in the first sentence of each of SECTION 13.3(a) and 13.3(b). The provisions of this SECTION 13.3 will survive the expiration or earlier termination of the Term.

     13.4. EARLY TERMINATION PAYMENTS. With respect to any Program Vehicle subleased by a Sublessee hereunder that is turned back to a Manufacturer under its Manufacturer Program (including by the Intermediary pursuant to the Master Exchange Agreement), upon the receipt of the Repurchase Price of such Vehicle from such Manufacturer or upon the date by which the Repurchase Price would have been paid if not for a Manufacturer Event of Default, the Sublessor will charge such Sublessee an amount equal to (i) the excess, if any, of (x) the Termination Value of such Vehicle (as of the Turnback Date) over (y) the sum of the Repurchase Price received with respect to such Vehicle or that would have been received but for a Manufacturer Event of Default, as applicable, and any Special Default Payments made by such Sublessee in respect of such Vehicle pursuant to
SECTION 13.3, PLUS (ii) any unpaid Monthly Base Rent allocable to such Sublessee for the Minimum Term plus any early turn back charges payable or deductible from the Repurchase Price for Program Vehicles returned before the Minimum Term in accordance with SECTION 3.1(b) hereof (any such amount is referred to as an "EARLY TERMINATION PAYMENT"). On each Payment Date, each Sublessee shall pay to the Sublessor all Early Termination Payments that have accrued during the Related Month. The provisions of this SECTION 13.4 will survive the expiration or earlier termination of the Term.

     14. DISPOSITION PROCEDURE. Each Sublessee will comply with all applicable requirements of law and shall act as and when directed by the Sublessor or the Trustee, as applicable, in connection with the return of each Program Vehicle or Non-Program Vehicle and any documents, certificates or instruments relating thereto.

     15. ODOMETER DISCLOSURE REQUIREMENT. Each Sublessee agrees to comply with all requirements of law and all Manufacturer Program requirements with respect to Vehicles subleased by such Sublessee hereunder in connection with the transfer of ownership by AESOP Leasing of any such Vehicle subleased by such Sublessee hereunder, including, without limitation, the submission of any required odometer disclosure statement at the time of any such transfer of ownership.

     16.    GENERAL INDEMNITY.

     16.1. INDEMNITY BY THE SUBLESSEES. The Sublessees agree jointly and severally to indemnify and hold harmless AESOP Leasing, the Sublessor and their respective directors, officers, stockholders, agents and employees (collectively, the "INDEMNIFIED PERSONS"), on a net after-tax basis against any and all claims, demands and liabilities of whatsoever nature and all costs and expenses relating to or in any way arising out of:

            16.1.1. the ordering, delivery, acquisition, title on acquisition, rejection, installation, possession, titling, retitling, registration, re-registration, custody by the Sublessee of title and registration documents, use, non-use, misuse, operation, deficiency, defect, transportation, repair, control or disposition of any Vehicle subleased hereunder or to be subleased hereunder pursuant to a request by a Sublessee. The foregoing shall include, without limitation, any liability (or any alleged liability) of AESOP Leasing or the Sublessor to any third party arising out of any of the foregoing, including, without limitation, all legal fees, costs and disbursements arising out of such liability (or alleged liability);

            16.1.2. all (i) federal, state, county, municipal or foreign license, qualification, registration, franchise, sales, use, gross receipts, AD VALOREM, business, property (real or personal), excise, motor vehicle, and occupation fees and taxes, and all federal, state and local income taxes, and penalties and interest thereon, and all other taxes, fees and assessments of any kind whatsoever whether assessed, levied against or payable by AESOP Leasing or otherwise, with respect to any Vehicle subleased hereunder or the acquisition, purchase, sale, rental, delivery, use, operation, control, ownership or disposition of any such Vehicle or measured in any way by the value thereof or by the ownership by AESOP Leasing with respect thereto and (ii) documentary, stamp, filing, recording, mortgage or other taxes, if any, which may be payable by the Sublessor in connection with this Agreement or any other Related Documents; PROVIDED, HOWEVER, that the following taxes are excluded from the indemnity provided in CLAUSES (i) and (ii) above:

                    (i) any tax on, based on, with respect to, or measured by net income (including federal alternative minimum tax) other than any taxes or other charges which may be imposed as a result of any determination by a taxing authority that AESOP Leasing is not the owner for tax purposes of the Vehicles subleased hereunder or that the AESOP I Operating Lease or this Agreement is not a "true lease" for tax purposes or that depreciation deductions that would be available to the owner of such Vehicles are disallowed, or that AESOP Leasing is not entitled to include the full purchase price for any such Vehicle in basis including any amounts payable in respect of interest charges, additions to tax and penalties that may be imposed, and all attorneys and accountants fees and expenses and all other fees and expenses that may be incurred in defending against or contesting any such determination;

                    (ii) any withholding tax imposed by the United States federal government other than such a tax imposed as a result of a change in law enacted (including new interpretations thereof), adopted or promulgated after the Sublease Effective Date unless such a tax is enacted, adopted or promulgated as a tax in lieu of, or in substitution for a tax not otherwise indemnifiable hereunder;

                    (iii) any tax with respect to any Vehicle subleased by a Sublessee hereunder or any transaction relating to such Vehicle to the extent it covers any period beginning after the earlier of (A) the discharge in full of such Sublessee's obligation to pay Sublease Rent and any other amount payable hereunder with respect to such Vehicle or (B) the expiration or other termination of this Agreement with respect to such Vehicle, unless such tax accrues in respect of any period during which such Sublessee holds over such Vehicle; and

                    (iv) any tax that is imposed on an Indemnified Person or any of its Affiliates, to the extent that such tax results from the willful misconduct or gross negligence of such Indemnified Person or such Affiliates;

            16.1.3. any violation by any Sublessee of this Agreement or of any Related Documents to which such Sublessee is a party or by which it is bound or of any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objecting of any governmental or public body or authority and all other requirements having the force of law applicable at any time to any Vehicle subleased hereunder or any action or transaction by any Sublessee with respect thereto or pursuant to this Agreement;

            16.1.4. all out of pocket costs of the Sublessor (including the fees and out of pocket expenses of counsel for the Sublessor) in connection with the execution, delivery and performance of this Agreement and the other Related Documents;

            16.1.5. all out of pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Sublessor, or which are indemnified by or must be otherwise reimbursed by, the Sublessor in connection with the administration, enforcement, waiver or amendment of this Agreement or any Related Documents and all indemnification obligations of the Sublessor under the Related Documents; and

            16.1.6. all costs, fees, expenses, damages and liabilities (including, without limitation, the fees and out of pocket expenses of counsel) in connection with, or arising out of, any claim made by any third party against the Sublessor for any reason (including, without limitation, in connection with any audit or investigation conducted by a Manufacturer under its Manufacturer Program).

     If the Sublessor shall actually receive any tax benefit (whether by way of offset, credit, deduction, refund or otherwise) not already taken into account in calculating the net after-tax basis for such payment as a result of the payment of any tax indemnified pursuant to this SECTION 16 or in connection with the circumstances giving rise, to the imposition of such tax, such tax benefit shall be used to offset any indemnity payment owed pursuant to this SECTION 16 or shall be paid to the relevant Sublessee (but only to the extent of any prior indemnity payments actually made pursuant to this SECTION 16 and only after the Sublessor shall actually receive such tax benefits).

     16.2. REIMBURSEMENT OBLIGATION BY THE SUBLESSEES. Each of the Sublessees shall forthwith upon demand reimburse the Sublessor or the relevant Indemnified Person for any sum or sums expended with respect to any of the foregoing; PROVIDED, HOWEVER, if so requested by the relevant Sublessee, the Sublessor shall submit to such Sublessee, a statement documenting any such demand for reimbursement or prepayment. The foregoing indemnity as contained in this
SECTION 16 shall survive the expiration or earlier termination of this Agreement or any sublease of any Vehicle hereunder.

     16.3. DEFENSE OF CLAIMS. The Sublessor agrees to notify any relevant Sublessee of any claim made against it for which such Sublessee may be liable pursuant to this SECTION 16 and, if such Sublessee requests, to contest or allow such Sublessee to contest such claim. If any AESOP I Operating Sublease Event of Default shall have occurred and be continuing, no contest shall be required, and any contest which has begun shall not be required to be continued to be pursued, unless arrangements to secure the payment of such Sublessee's obligations pursuant to this Section 16 hereunder have been made and such arrangements are reasonably satisfactory to the Sublessor. The Sublessor shall not settle any such claim without such Sublessee's consent, which consent shall not be unreasonably withheld. Defense of any claim referred to in this SECTION 16 for which indemnity may be required shall, at the option and request of the Indemnified Person, be conducted by the relevant Sublessee. Such Sublessee will inform the Indemnified Person of any such claim and of the defense thereof and will provide copies of material documents relating to any such claim or defense to such Indemnified Person upon request. Such Indemnified Person may participate in any such defense at its own expense PROVIDED such participation does not interfere with such Sublessee's assertion of such claim or defense. Each Sublessee agrees that no Indemnified Person will be liable to such Sublessee for any claim caused directly or indirectly by the inadequacy of any Vehicle leased by such Sublessee for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide such repairs, servicing or adjustments or any interruption or loss of service or use thereof or any loss of business, all of which shall be the risk and responsibility of such Sublessee. The rights and indemnities of each Indemnified Person hereunder are expressly made for the benefit of, and will be enforceable by, each Indemnified Person notwithstanding the fact that such Indemnified Person is either no longer a party to (or entitled to receive the benefits of) this Agreement, or was not a party to (or entitled to receive the benefits of) this Agreement at its outset. Except as otherwise set forth herein, nothing herein shall be deemed to require any Sublessee to indemnify the Sublessor for any of the Sublessor's acts or omissions which constitute gross negligence or willful misconduct. This general indemnity shall not affect any claims of the type discussed above which any Sublessee may have against the Manufacturer.

     17.    ASSIGNMENT.

     17.1. RIGHT OF THE SUBLESSOR TO ASSIGN THIS AGREEMENT. Subject to the terms of the Related Documents, the Sublessor shall have the right to sell or assign, in whole or in part, its right, title and interest in this Agreement, including, without limitation, in moneys due from each Sublessee and any third party under this Agreement; PROVIDED, HOWEVER, that any such sale or assignment shall be subject to the rights and interest of each Sublessee in the Vehicles subleased by such Sublessee hereunder, including but not limited to such Sublessee's right of quiet and peaceful possession of such Vehicles as set forth in SECTION 9 hereof.

     17.2. LIMITATIONS ON THE RIGHT OF THE SUBLESSEES TO ASSIGN THIS AGREEMENT. Each Sublessee agrees that it shall not, without prior written consent of the Sublessor, AESOP Leasing and the Trustee, assign this Agreement or any of its rights hereunder to any other party; PROVIDED, HOWEVER, that each Sublessee may rent the Vehicles subleased by such Sublessee hereunder under the terms of its normal daily rental programs. Any purported assignment in violation of this
SECTION 17.2 shall be void and of no force or effect. Nothing contained herein shall be deemed to restrict the right of any Sublessee to acquire or dispose of, by purchase, lease, financing, or otherwise, motor vehicles that are not subject to the provisions of this Agreement.

     18.    DEFAULT AND REMEDIES THEREFOR.

            18.1. EVENTS OF DEFAULT. Any one or more of the following will constitute an event of default (an "AESOP I OPERATING SUBLEASE EVENT OF DEFAULT") as that term is used herein:

            18.1.1. there occurs a default in the payment of any amount payable under this Agreement and the continuance thereof for a period of five Business Days;

            18.1.2. any unauthorized assignment or transfer of this Agreement by any Sublessee occurs;

            18.1.3. the failure, in any material respect, of any Sublessee to maintain, or cause to be maintained, insurance as required in SECTION 5 or
     SECTION 31.3 in the absence of adequate insurance maintained on behalf of such Sublessee by the Sublessor pursuant to the terms of SECTION 31.3;

            18.1.4. the failure of any Sublessee to observe or perform any other covenant, condition, agreement or provision hereof, including, but not limited to, usage, and maintenance, and such default continues for more than twenty-five (25) days after the date written notice thereof is delivered by the Sublessor to such Sublessee;

            18.1.5. if any representation or warranty made by any Sublessee herein is inaccurate or incorrect or is breached or is false or misleading in any material respect as of the date of the making thereof or any schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of such Sublessee to the Sublessor is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified, and the circumstance or condition in respect of which such representation, warranty or writing was inaccurate, incorrect, breached, false or misleading in any material respect, as the case may be, shall not have been eliminated or otherwise cured for twenty-five (25) days after the earlier of (x) the date of the receipt of written notice thereof from the Sublessor to such Sublessee and
     (y) the date such Sublessee learns of such circumstance or condition;

            18.1.6. an Event of Bankruptcy occurs with respect to any Sublessee;

            18.1.7. a Loan Event of Default occurs;

            18.1.8. a Finance Lease Event of Default, an AESOP I Operating Lease Event of Default or an AESOP II Operating Lease Event of Default occurs; or

            18.1.9. the Pension Benefit Guaranty Corporation or the Internal Revenue Service shall have filed notice of one or more liens against a Sublessee (unless such lien does not purport to cover the Vehicles or any amount payable hereunder), and, in the case of notice filed by the Internal Revenue Service, such notice shall have remained in effect for more than thirty (30) days unless, prior to the expiration of such period, such Sublessee shall have established to the reasonable satisfaction of the Sublessor that such lien is being contested in good faith and that adequate reserves have been established in respect of the claim giving rise to such lien.

     18.2. EFFECT OF AESOP I OPERATING SUBLEASE EVENT OF DEFAULT OR LIQUIDATION EVENT OF DEFAULT. If any AESOP I Operating Sublease Event of Default described in SECTION 18, any AESOP I Operating Lease Event of Default or any Liquidation Event of Default shall occur, (i) the rights of the Sublessees to place Vehicle Orders pursuant to SECTION 2.1 and to sublease additional Vehicles from the Sublessor shall immediately terminate, and (ii) if AFC-II has declared the Loan Note under any Loan Agreement to be due and payable pursuant to SECTION 12.2 of such Loan Agreement, (x) any accrued and unpaid Sublease Rent and all other payments accrued but unpaid under this Agreement (calculated as if the full amount of interest on such Loan Note was then due and payable in full) shall, automatically, without further action by the Sublessor, become immediately due and payable and (y) each Sublessee shall return or cause to be returned all Vehicles subleased by such Sublessee subject to this Agreement to, or at the direction of, the Trustee, or so long as no AESOP I Operating Lease Event of Default or Liquidation Event of Default has occurred and is continuing, the Sublessor in accordance with the provisions of SECTION 13.2 hereof.

     18.3. RIGHTS UPON AESOP I OPERATING SUBLEASE EVENT OF DEFAULT, LIMITED LIQUIDATION EVENT OF DEFAULT OR LIQUIDATION EVENT OF Default. Notwithstanding anything to the contrary in this Agreement, if an AESOP I Operating Sublease Event of Default, Limited Liquidation Event of Default or Liquidation Event of Default shall occur, then:

            (i) the Sublessor may proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Cherokee (or any other Sublessee(s) against which the Sublessor determines to exercise its remedies hereunder) of the applicable covenants and terms of this Agreement or to recover damages for the breach hereof calculated in accordance with SECTION 18.4; or

            (ii) the Trustee may, or so long as no AESOP I Operating Lease Event of Default or Liquidation Event of Default has occurred and is continuing, the Sublessor may, by notice in writing to Cherokee (or any other Sublessee(s) against which the Trustee or the Sublessor determines to exercise its remedies hereunder), terminate this Agreement in its entirety and/or the Trustee may, or so long as no AESOP I Operating Lease Event of Default or Liquidation Event of Default or Liquidation Event of Default has occurred and is continuing, the Sublessor may by notice in writing to Cherokee (or any other Sublessee(s) against which either determines to exercise its remedies hereunder), terminate the right of possession hereunder of the Sublessee (or in respect only of the applicable Sublessee(s)) of Vehicles subleased hereunder, whereupon all rights and interests of Cherokee (or the applicable Sublessee(s)) to such Vehicles will cease and terminate (but Cherokee (or the applicable Sublessee(s)) will remain liable hereunder as herein provided, PROVIDED, HOWEVER, that their liability will be calculated in accordance with SECTION 18.4); and thereupon, the Trustee or the Sublessor, as applicable, or its agents may peaceably enter upon the premises of the applicable Sublessee(s) or other premises where such Vehicles may be located and take possession of them and thenceforth hold, possess and enjoy the same free from any right of Cherokee (or the applicable Sublessee(s)), or their successors or assigns, to use such Vehicles for any purpose whatsoever, and the Trustee or the Sublessor, as applicable, will, nevertheless, have a right to recover from Cherokee (or the applicable Sublessee(s)) any and all amounts which under the terms of this SECTION 18.3 (as limited by SECTION 18.4 of this Agreement) as may be then due. Each Sublessee acknowledges that such Sublessee's quiet enjoyment, possession and use of each and every Vehicle subleased hereunder is subject to the Sublessor's right to quiet enjoyment, possession and use of such Vehicles, which right is further subject to the terms and conditions of the AESOP I Operating Lease. Each Sublessee agrees that its rights to quiet enjoyment, possession and use of each and every Vehicle will be terminated upon the termination of the Sublessor's rights of quiet enjoyment, possession and use of such Vehicle or Vehicles under the AESOP I Operating Lease even if such Sublessee's obligations hereunder have been fully performed. All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Trustee or the Sublessor, as applicable, in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein. Any extension of time for payment hereunder or other indulgence duly granted to Cherokee (or the applicable Sublessee(s)) will not otherwise alter or affect the Trustee's or the Sublessor's rights, as applicable, or the obligations hereunder of such Sublessee(s). The Trustee's or the Sublessor's acceptance of any payment after it will have become due hereunder will not be deemed to alter or affect either of the Trustee's or the Sublessor's rights hereunder with respect to any subsequent payments or defaults therein.

     18.4. MEASURE OF DAMAGES. If an AESOP I Operating Sublease Event of Default occurs and the Sublessor or the Trustee exercises the remedies granted to the Sublessor or the Trustee under this Article 18, the amount that the Sublessor or the Trustee shall be permitted to recover shall be equal to:

            (i) all Sublease Rent and all other payments payable under this Agreement (calculated as provided in SECTION 18.2); PLUS

            (ii) any damages and expenses, including reasonable attorneys' fees and expenses (but excluding net after-tax losses of federal and state income tax benefits to which the Sublessor would otherwise be entitled as a result of this Agreement), which the Sublessor will have sustained by reason of the AESOP I Operating Sublease Event of Default, together with reasonable sums for such attorneys' fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Vehicles subleased hereunder or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection.

     18.5. VEHICLE RETURN DEFAULT. If any Sublessee fails to comply with the provisions of (a) SECTION 13.2 hereof with respect to any Vehicle subleased by such Sublessee hereunder or (b) SECTION 3.1 with respect to returning any Program Vehicles subleased by such Sublessee hereunder to the related Manufacturer not later than the end of the Maximum Term (each, a "VEHICLE RETURN DEFAULT"), and the Vehicle has not been redesignated by the Sublessor as a Non-Program Vehicle, then the Sublessor at its option may:

            (i) proceed by appropriate court action or actions, either at law or equity, to enforce performance by such Sublessee of such covenants and terms of this Agreement or to recover damages for the breach hereof calculated in accordance with SECTION 18.5 as it relates to such Vehicle; or

            (ii) by notice in writing to such Sublessee following the occurrence of such Vehicle Return Default, terminate this Agreement with respect to such Vehicle and/or the right of possession hereunder of such Sublessee with respect to such Vehicle, and the Sublessor may direct delivery by such Sublessee of any documents of title to such Vehicle in the Sublessee's possession, whereupon all rights and interests of such Sublessee to such Vehicle will cease and terminate (but such Sublessee will remain liable hereunder as herein provided, PROVIDED, HOWEVER, that its liability will be calculated in accordance with SECTION 18.5 as it relates to such Vehicle); and thereupon the Sublessor or its agents may peaceably enter upon the premises of such Sublessee or other premises where the Vehicle may be located and take possession of it and thenceforth hold, possess and enjoy the same free from any right of such Sublessee or their successors or assigns to use such Vehicle for any purpose whatsoever and the Sublessor will nevertheless have a right to recover from such Sublessee any and all amounts which, under the terms of this Agreement may then be due. The Sublessor will provide such Sublessee with written notice of the place and time of the sale of such Vehicle at least five days prior to the proposed sale, which sale shall be deemed commercially reasonable and such Sublessee may purchase the Vehicle at such sale; or

            (iii) hold, keep idle or sublease to others such Vehicle, as the Sublessor in its sole discretion may determine, free and clear of any rights of such Sublessee without any duty to account to such Sublessee with respect to such action or inaction or for any proceeds with respect to such action or inaction except that such Sublessee's obligation to pay Sublease Rent for periods commencing after such Sublessee shall have been deprived of the use of such Vehicle pursuant to this CLAUSE (iii) shall be reduced by the net proceeds, if any, received by the Sublessor from subleasing such Vehicle to any person other than such Sublessee for the same period or any portion thereof; or

            (iv) whether or not the Sublessor shall have exercised or shall thereafter exercise any of the rights under the foregoing CLAUSES (i), (ii) or (iii), demand by written notice to such Sublessee that such Sublessee pay to the Sublessor immediately, and such Sublessee shall so pay to the Sublessor as liquidated damages for loss of a bargain and not as a penalty, any unpaid Sublease Rent due through the Payment Date with respect to the Related Month during which such Vehicle is rejected by the Manufacturer or otherwise is not returned to the Manufacturer or on the date such Sublessee is required to, but does not, sell, return or otherwise dispose of such Vehicle pursuant to SECTION 3.1 hereof PLUS whichever of the following amounts the Sublessor, in its sole discretion, shall specify in such notice:

                    (1) an amount equal to the excess, if any, of the Termination Value for such Vehicle over the Market Value of such Vehicle as of (a) the date such Vehicle (if such Vehicle is a Program Vehicle) is rejected by a Manufacturer for not meeting its Manufacturer Program's Vehicle Turn-In Condition guidelines, or (b) the date such Sublessee is required to, but does not return or otherwise dispose of such Vehicle (if such Vehicle is a Non-Program Vehicle) pursuant to SECTION 3.1 hereof; or

                    (2) an amount equal to the Termination Value for such Vehicle as of (a) the date such Vehicle is rejected by a Manufacturer for not meeting its Manufacturer Program's Vehicle Turn-In Condition guidelines (if such Vehicle is a Program Vehicle), or (b) the date such Sublessee is required to, but does not, sell, return or otherwise dispose of such Vehicle (if such Vehicle is a Non-Program Vehicle) pursuant to SECTION 3.1 hereof, in which event
            (x) the Sublessor shall cause title to such Vehicle to be transferred to such Sublessee, (y) such Sublessee shall be entitled to any physical damage insurance proceeds applicable to such Vehicle, and (z) the Administrator shall request the Trustee to cause its Lien to be removed from the Certificate of Title for such Vehicle.

     18.6. APPLICATION OF PROCEEDS. The proceeds of any sale or other disposition pursuant to SECTION 18.2, 18.3 or 18.5 shall be applied by the Sublessor in its sole discretion as the Sublessor deems appropriate.

     19. MANUFACTURER EVENTS OF DEFAULT. Upon the occurrence of a Manufacturer Event of Default with respect to any Manufacturer (such Manufacturer, a "DEFAULTING MANUFACTURER"), except as provided in SECTION 13.3, no Sublessee shall be liable for any failure by the Sublessor to recover all or any portion of the Repurchase Price with respect to any Program Vehicles subject to the Manufacturer Program of the Defaulting Manufacturer;

PROVIDED, HOWEVER, that nothing in this SECTION 19 shall be construed to modify, terminate or otherwise affect any Sublessee's obligations under this Agreement.

     20.    [RESERVED].

     21.    [RESERVED].

     22. CERTIFICATION OF TRADE OR BUSINESS USE. Each Sublessee hereby warrants and certifies, under penalties of perjury, that it intends to use the Vehicles which are subject to this Agreement in its trade or business.

     23. SURVIVAL. In the event that, during the term of this Agreement, any Sublessee becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Agreement, until all such amounts are paid or reimbursed by such Sublessee.

     24. ADDITIONAL SUBLESSEES. Any Permitted Sublessee shall have the right to become a "Sublessee" under and pursuant to the terms of this Agreement by complying with the provisions of this SECTION 24. In the event a Permitted Sublessee desires to become a "Sublessee" under this Agreement, then such Permitted Sublessee shall execute (if appropriate) and deliver to the Sublessor:

            (i) a Joinder in Sublease Agreement in the form attached hereto as ATTACHMENT B (each, a "JOINDER IN SUBLEASE");

            (ii) the certificate of incorporation for such Permitted Sublessee, duly certified by the Secretary of State of the jurisdiction of such Permitted Sublessee's incorporation, together with a copy of the by-laws of such Permitted Sublessee duly certified by a Secretary or Assistant Secretary of such Permitted Sublessee;

            (iii) copies of resolutions of the Board of Directors of such Permitted Sublessee authorizing or ratifying the execution, delivery and performance, respectively, of those documents and matters required of it with respect to this Agreement, duly certified by the Secretary or Assistant Secretary of such Permitted Sublessee;

            (iv) a certificate of the Secretary or Assistant Secretary of such Permitted Sublessee certifying the names of the individual or individuals authorized to sign the Joinder in Sublease and the other Related Documents to be executed by it, together with samples of the true signatures of each such individual;

            (v) a good standing certificate for such Permitted Sublessee in the jurisdiction of its incorporation and the jurisdiction of its principal place of business;

            (vi) a written search report from a Person satisfactory to the Sublessor listing all effective financing statements that name such Permitted Sublessee as debtor or assignor, and that are filed in the jurisdictions in which filings were made pursuant to clause (vii) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Sublessor showing no evidence of liens filed against such Permitted Sublessee that purport to affect any Vehicles subleased hereunder or any Collateral under the Base Indenture;

            (vii) evidence of the filing of proper financing statements on Form UCC-1 naming such Permitted Sublessee, as debtor, and the Sublessor as secured party covering the collateral described in SECTION 2(b) hereof;

            (viii) an Officer's Certificate and an opinion of counsel each stating that such joinder by such Permitted Sublessee complies with this
     SECTION 24 and that all conditions precedent herein provided for relating to such transaction have been complied with;

            (ix) an Officer's Certificate from such Permitted Sublessee, as to itself, and stating that the representations and warranties contained in
     SECTION 30 hereof are true and correct;

            (x) an opinion of counsel stating that such Joinder in Sublease and the other Related Documents to which such Permitted Sublessee is a party are legal, valid and binding agreements of such Permitted Sublessee, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity; and

            (xi) any additional documentation that the Sublessor may require to evidence the assumption by such Permitted Sublessee of the obligations and liabilities set forth in this Agreement.

Upon satisfaction of the foregoing conditions and receipt by such Permitted Sublessee of the applicable Joinder in Sublease executed by the Sublessor, such Permitted Sublessee shall for all purposes be deemed to be a "Sublessee" for purposes of this Agreement and shall be entitled to the benefits and subject to the liabilities and obligations of a Sublessee hereunder. Each Permitted Sublessee that becomes a Sublessee hereunder shall provide prompt written notice thereof to each Rating Agency.

     25. TITLE. This is an agreement to sublease only and title to Vehicles will at all times remain in AESOP Leasing's name or in the name of AESOP Leasing's Permitted Nominee. None of the Sublessees will have any rights or interest in Vehicles whatsoever other than the right of possession and use as provided by this Agreement.

     26.    [RESERVED]

     27. FURTHER ACTIONS UPON REQUEST. Upon request made by AESOP Leasing, the Sublessor or the Trustee at any time, each of the Sublessees will take such actions as are requested by the Trustee to assist the Trustee in maintaining the Trustee's first priority perfected security interest in the Vehicles subleased hereunder, the Certificates of Title with respect thereto and any other portion of the AESOP I Operating Lease Loan Collateral.

     28.    [RESERVED].

     29. MODIFICATION AND SEVERABILITY. The terms of this Agreement will not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever unless (i) the same shall be in writing and signed and delivered by the Sublessor and each Sublessee; PROVIDED that the Sublessor cannot consent to any action pursuant to this SECTION 29 without the prior written consent of AESOP Leasing and the Trustee acting at the direction of the Requisite Investors pursuant to the terms of the AESOP I Operating Lease and (ii) AESOP Leasing shall have received in writing confirmation from each of the Rating Agencies that its then current rating of the Notes will not be reduced or withdrawn as a result thereof and the Rating Agency Confirmation Condition shall have been satisfied. If any part of this Agreement is not valid or enforceable according to law, all other parts will remain enforceable.

     30. CERTAIN REPRESENTATIONS AND WARRANTIES. Each Sublessee represents and warrants to the Sublessor that, as of the date hereof:

     30.1. ORGANIZATION; OWNERSHIP; POWER; QUALIFICATION. Such Sublessee is (i) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization.

     30.2. AUTHORIZATION; ENFORCEABILITY. Such Sublessee has the corporate power and has taken all necessary corporate action to authorize it to execute, deliver and perform this Agreement and the other Supplemental Documents in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by such Sublessee and is a legal, valid and binding obligation of such Sublessee, enforceable in accordance with its terms.

     30.3. COMPLIANCE. The execution, delivery and performance, in accordance with their respective terms, by such Sublessee of this Agreement and the other Supplemental Documents and the consummation of the transactions contemplated hereby do not and will not (i) require any consent, approval, authorization or registration not already obtained or effected, (ii) violate any applicable law with respect to such Sublessee which violation could result in a materially adverse effect on the financial condition, prospects, business, assets or operations of such Sublessee (a "SUBLEASE MATERIAL ADVERSE EFFECT"), (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws, as amended, of such Sublessee, (iv) conflict with, result in a breach of, or constitute a default under any indenture, agreement, or other instrument to which such Sublessee is a party or by which its properties may be bound which conflict, breach or default could result in a Sublease Material Adverse Effect, or (v) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Sublessee except as permitted by this Agreement and the Related Documents.

     30.4.  [RESERVED]

     30.5. LITIGATION. Except as set forth in SCHEDULE 30.5 hereto and except for claims as to which an insurer has admitted coverage in writing and which are fully covered by insurance, no claims, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or, to the best of such Sublessee's knowledge, threatened against such Sublessee which would, if adversely determined, have a Sublease Material Adverse Effect.

     30.6. LIENS. The Vehicles are free and clear of all Liens other than (i) Permitted Liens and (ii) Liens in favor of the Sublessor or AESOP Leasing under
SECTION 2(b) hereof, in favor of the Lender or the Trustee. All Vehicle Perfection and Documentation Requirements with respect to all Vehicles on or after the date hereof have and will continue to be satisfied.

     30.7. EMPLOYEE BENEFIT PLANS. (a) During the twelve consecutive month period prior to the date hereof: (i) no steps have been taken by such Sublessee or any member of the Controlled Group, or to the knowledge of such Sublessee, by any Person, to terminate any Pension Plan; and (ii) no contribution failure has occurred with respect to any Pension Plan maintained by such Sublessees or any member of the Controlled Group sufficient to give rise to a Lien under SECTION 302(f)(l) of ERISA in connection with such Pension Plan; and (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by such Sublessee or any member of the Controlled Group of liabilities, fines or penalties in an amount that could have a Sublease Material Adverse Effect.

     30.8. INVESTMENT COMPANY ACT. Such Sublessee is not an "INVESTMENT COMPANY OR A COMPANY CONTROLLED," by an "INVESTMENT COMPANY", within the meaning of the Investment Company Act of 1940, as amended, and such Sublessee is not subject to any other statute which would impair or restrict its ability to perform its obligations under this Agreement and neither the entering into or performance by any Sublessee of this Agreement violates any provision of such Act.

     30.9. REGULATIONS T, U AND X. Such Sublessee is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System). Neither such Sublessee, nor any of its Affiliates of any of them or any Person acting on their behalf has taken or will take action to cause the execution, delivery or performance of this Agreement or the Loan Note, the making or existence of the Loans or the use of proceeds of the Loans to violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

     30.10. BUSINESS LOCATIONS; PRINCIPAL PLACES OF BUSINESS LOCATIONS. SCHEDULE
30.10 lists the jurisdiction of incorporation of such Sublessee and SCHEDULE
30.10 also lists such Sublessee's legal names and each state in which each of the Sublessees has had its principal place of business in the last five years.

     30.11. TAXES. Such Sublessee has filed all tax returns which have been required to be filed by it (except where the requirement to file such return is subject to a valid extension or such failure relates to returns which, in the aggregate, show taxes due in an amount of not more than $500,000), and has paid or provided adequate reserves for the payment of all taxes shown due on such returns or required to be paid as a condition to such extension, as well as all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are payable without penalty or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP. As of the date hereof and as of each Series Closing Date, to the best of such Sublessee's knowledge, there is no unresolved claim by a taxing authority concerning such Sublessee's tax liability for any period for which returns have been filed or were due other than those contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP.

     30.12. GOVERNMENTAL AUTHORIZATION. Such Sublessee has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failure to obtain such licenses, franchises, permits and other governmental authorizations would not have a Sublease Material Adverse Effect.

     30.13. COMPLIANCE WITH LAWS. Except as disclosed in SCHEDULE 30.13 hereto, such Sublessee: (i) is not in violation of any law, ordinance, rule, regulation or order of any Governmental Authority applicable to it or its property, which violation would have a Sublease Material Adverse Effect, and no such violation has been alleged, (ii) has filed in a timely manner all reports, documents and other materials required to be filed by it with any governmental bureau, agency or instrumentality (and the information contained in each of such filings is true, correct and complete in all material respects), except where failure to make such filings would not have a Sublease Material Adverse Effect, and (iii) has retained all records and documents required to be retained by it pursuant to any Requirement of Law, except where failure to retain such records would not have a Sublease Material Adverse Effect.

     30.14. ELIGIBLE VEHICLES. Each Vehicle is or will be, as the case may be, on the Vehicle Operating Lease Commencement Date with respect to such Vehicle, an Eligible Vehicle.

     30.15. SUPPLEMENTAL DOCUMENTS TRUE AND CORRECT. All information contained in any Vehicle Order or other Supplemental Document which has been submitted, or which may hereafter be submitted by such Sublessee to the Sublessor is, or will be, true, correct and complete.

     30.16. MANUFACTURER PROGRAMS. No Manufacturer Event of Default has occurred and is continuing with respect to any Eligible Program Manufacturer.

     30.17. ABSENCE OF DEFAULT. Such Sublessee is in compliance with all of the provisions of its certificate or articles of incorporation and by-laws and no event has occurred or failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, (i) an AESOP I Operating Sublease Event of Default or (ii) a default or event of default by such Sublessee under any material indenture, agreement or other instrument, or any judgment, decree or final order to which such Sublessee is a party or by which such Sublessee or any of its properties may be bound or affected that could result in a Sublease Material Adverse Effect.

     30.18. TITLE TO ASSETS. Such Sublessee has good, legal and marketable title to, or a valid leasehold interest in, all of its assets, except to the extent no Sublease Material Adverse Effect could result. None of such properties or assets is subject to any Liens, except for liens contemplated by this Agreement and the Related Documents. Except for financing statements or other filings with respect to or evidencing liens contemplated by this Agreement and the Related Documents, no financing statement under the UCC of any state, application for a Certificate of Title or certificate of ownership, or other filing which names such Sublessee as debtor or which covers or purports to cover any of the assets of such Sublessee is on file in any state or other jurisdiction, and such Sublessee has not signed any such financing statement, application or instrument authorizing any secured party or creditor of such Person thereunder to file any such financing statement, application or filing other than with respect to liens permitted by this Agreement and the Related Documents and except, in each case, to the extent no Sublease Material Adverse Effect could result.

     30.19. SOLVENCY. Both before and after giving effect to the transactions contemplated by this Agreement and the Supplemental Documents, such Sublessee is solvent within the meaning of the Bankruptcy Code and such Sublessee is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to such Sublessee.

     31. CERTAIN AFFIRMATIVE COVENANTS. Until the expiration or termination of this Agreement, and thereafter until the obligations of the Sublessees under this Agreement are satisfied in full, each Sublessee covenants and agrees as to itself that, unless at any time the Sublessor shall otherwise expressly consent in writing, it will:

     31.1. CORPORATE EXISTENCE; FOREIGN QUALIFICATION. Do and cause to be done at all times all things necessary to (i) maintain and preserve its corporate existence; (ii) be, and ensure that such Sublessee is, duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and the failure to so qualify would have a Sublease Material Adverse Effect; and (iii) comply with all Contractual Obligations and Requirements of Law binding upon it and its Subsidiaries, except to the extent that the failure to comply therewith would not, in the aggregate, have a Sublease Material Adverse Effect,

     31.2. BOOKS, RECORDS AND INSPECTIONS. (i) Maintain complete and accurate books and records with respect to the Vehicles subleased by it under this Agreement and (ii) permit any Person designated by AESOP Leasing, the Trustee or the Sublessor in writing to visit and inspect any of the properties, corporate books and financial records of such Sublessee and its Subsidiaries and to discuss its affairs, finances and accounts with officers of such Sublessee and its Subsidiaries, agents of such Sublessee and with such Sublessee's independent public accountants, all at such reasonable times and as often as the Sublessor may reasonably request.

     31.3. INSURANCE. Obtain and maintain, except to the extent that the Sublessor obtains and maintains on behalf of such Sublessee, with respect to all Vehicles that are subject to this Agreement (a) vehicle liability insurance to the full extent required by law and in any event not less than $500,000 per Person and $1,000,000 per occurrence, (b) property damage insurance with a limit of $1,000,000 per occurrence, and (c) excess coverage public liability insurance with a limit of not less than $50,000,000 or the limit maintained from time to time by the relevant Sublessee at any time hereafter, whichever is greater, with respect to all passenger cars and vans comprising such Sublessee's rental fleet. The Sublessor acknowledges and agrees that each Sublessee may, to the extent permitted by applicable law, self-insure for the first $1,000,000 per occurrence, or a greater amount up to a maximum of $3,000,000 per occurrence, of vehicle liability and property damage which is otherwise required to be insured hereunder. All such policies shall be from financially sound and reputable insurers, shall name the Lender, AESOP Leasing, the Sublessor, the Guarantor and the Trustee as additional insured parties, in the case of catastrophic physical damage insurance on such Vehicles, shall name the Trustee as loss payee as its interest may appear and will provide that the Sublessor shall receive at least 10 days' prior written notice of cancellation of such policies. Each Sublessee will notify promptly AESOP Leasing, the Trustee and the Sublessor of any curtailment or cancellation of such Sublessee's right to self-insure in any jurisdiction.

     31.4.  [RESERVED]

     31.5. PAYMENT OF TAXES; REMOVAL OF LIENS. Pay when due all taxes, assessments, fees and governmental charges of any kind whatsoever that may be at any time lawfully assessed or levied against or with respect to such Sublessee or its respective property and assets or any interest thereon. Notwithstanding the previous sentence, but subject in any case to the other requirements hereof and of the Related Documents, such Sublessee shall not be required to pay any tax, charge, assessment or imposition or to comply with any law, ordinance, rule, order, regulation or requirement so long as such Sublessee shall contest, in good faith, the amount or validity thereof, in an appropriate manner or by appropriate proceedings. Each such contest shall be promptly prosecuted to final conclusion (subject to the right of such Sublessee to settle any such contest).

     31.6. MAINTENANCE OF A SEPARATE EXISTENCE. Such Sublessee acknowledges its receipt of a copy of that certain opinion letter issued by White & Case LLP dated the date hereof and addressing the issue of substantive consolidation as it may relate to such Sublessee, the Sublessor, Original AESOP, AESOP Leasing II, AFC-II and AFC. Such Sublessee hereby agree to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letter and relating to such Person.

     31.7. TRUSTEE AS LIENHOLDER. Concurrently with each subleasing of a Vehicle under this Agreement, the Administrator shall indicate on its computer records that the Trustee as assignee of the Lender is the holder of a Lien on such Vehicle pursuant to the terms of the Indenture.

     31.8. MAINTENANCE OF THE VEHICLES. Maintain and cause to be maintained in good repair, working order, and condition all of the Vehicles subleased by such Sublessee in accordance with its ordinary business practices with respect to all other vehicles owned or leased by it, except to the extent that any such failure to comply with such requirements does not, in the aggregate, materially adversely affect the interests of AESOP Leasing under the AESOP I Operating Lease, the interests of the Sublessor under this Agreement, the interests of the Lender under the AESOP I Operating Lease Loan Agreement or the interests of the Secured Parties under the Indenture or the likelihood of repayment of the Loans. From time to time such Sublessee will make or cause to be made all appropriate repairs, renewals, and replacements with respect to the Vehicles. Such Sublessee shall maintain good, legal and marketable title to, or a valid leasehold interest in, all of its assets, free and clear of all Liens except for Permitted Liens, and except to the extent sold or otherwise disposed of in accordance with the AESOP I Operating Lease and except to the extent no Sublease Material Adverse Effect could result.

     31.9. DISPOSAL OF NON-PROGRAM VEHICLES. Dispose of the Non-Program Vehicles subleased by such Sublessee in accordance with instructions of the Sublessor.

     32. CERTAIN NEGATIVE COVENANTS. Until the expiration or termination of this Agreement and thereafter until the obligations of each Sublessee under this Agreement are satisfied in full, each Sublessee covenants and agrees as to itself that, unless at any time the Sublessor shall otherwise expressly consent in writing, it will not:

     32.1. MERGERS, CONSOLIDATIONS. Merge or consolidate with any Person, except that, after giving effect thereto, no AESOP I Operating Sublease Event of Default would exist, this SECTION 32.1 shall not apply to (i) any merger or consolidation, PROVIDED that such Sublessee is the surviving corporation and if such Sublessee is the surviving corporation, it is a direct or indirect Wholly-Owned Subsidiary of HFS Car Rental, Inc. after such merger or consolidation and (ii) any merger or consolidation of such Sublessee with or into another Subsidiary of HFS Car Rental, Inc., PROVIDED that the surviving entity executes an agreement of assumption to perform every obligation of such Sublessee under this Agreement and such surviving entity is a direct or indirect Wholly-Owned Subsidiary of HFS Car Rental, Inc.

     32.2. OTHER AGREEMENTS. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

     32.3. LIENS. Create or permit to exist any Lien with respect to any Vehicle subleased hereunder now or hereafter existing or acquired, except for Liens in favor of the Sublessor pursuant to SECTION 2(b) and Permitted Liens.

     32.4. USE OF VEHICLES. Use or allow the Vehicles to be used (i) in any manner that would make such Vehicles that are Program Vehicles ineligible for repurchase under an Eligible Manufacturer Program, (ii) for any illegal purposes or (iii) in any manner that would subject the Vehicles to confiscation.

     33. NO PETITION. Each Sublessee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all of the Notes, it will not institute against, or join any other Person in instituting against, AESOP Leasing, Original AESOP, AESOP Leasing II, any Permitted Nominee, AFC or AFC-II any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that any Sublessee takes action in violation of this SECTION 34, the Sublessor agrees, for the benefit of the Secured Parties, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by such Sublessee against AESOP Leasing, Original AESOP, AESOP Leasing II, any Permitted Nominee, AFC or AFC-II or the commencement of such action and raise the defense that such Sublessee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this SECTION 34 shall survive the termination of this Agreement.

     34. CERTAIN AGREEMENTS RESPECTING THE MASTER EXCHANGE AGREEMENT. Without limiting any other provision hereof, each Sublessee hereby covenants and agrees that it will cooperate with the Sublessor and AESOP Leasing in order to effect transfers of Relinquished Vehicles to the Intermediary and acquisitions of Replacement Vehicles by the Intermediary in accordance with the terms of the Master Exchange Agreement, including by giving such notices and providing such information to the Sublessor or to other persons as the Sublessor may from time to time reasonably request.

     35. SUBMISSION TO JURISDICTION. The Sublessor may enforce any claim arising out of this Agreement in any state or federal court having subject matter jurisdiction, including, without limitation, any state or federal court located in the State of New York. For the purpose of any action or proceeding instituted with respect to any such claim, each Sublessee hereby irrevocably submits to the jurisdiction of such courts. Each Sublessee further irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to such Sublessee and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of the Sublessor to serve process in any other manner permitted by law or preclude the Sublessor from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. Each Sublessee hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in the State of New York and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

     36. GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of each Sublessee and all rights of the Sublessor expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement.

     37. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY

RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     38. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing including facsimile transmission or similar writing) and shall be given to such party, addressed to it, at its address or telephone number set forth on the signature pages below, or at such other address or telephone number as such party may hereafter specify for the purpose by notice to the other party. In each case, a copy of all notices, requests and other communications that are sent by any Sublessee hereunder shall be sent to the Sublessor. Copies of notices, requests and other communications delivered to the Sublessor pursuant to the foregoing sentence shall be sent to the following addresses:

     SUBLESSEE:             Cherokee Acquisition Corporation
                            6 Sylvan Way
                            Parsippany, New Jersey 07054
                            Attention:   Treasurer
                            Telephone:   (973) 496-7312
                            Fax:         (973) 496-5852

     SUBLESSOR:             Avis Rent A Car System, Inc.
                            6 Sylvan Way
                            Parsippany, New Jersey  07054
                            Attention:   Treasurer
                            Telephone:   (973) 496-7312
                            Fax:         (973) 496-5852

Each such notice, request or communication shall be effective when received at the address specified below. Copies of all notices must be sent by first class mail promptly after transmission by facsimile.

     39. LIABILITY. Each Sublessee shall be held jointly and severally liable for all of the obligations of each other Sublessee hereunder.

     40. TITLE TO MANUFACTURER PROGRAMS IN AESOP LEASING. Each Sublessee, by its execution hereof, acknowledges and agrees that (i) AESOP Leasing is the sole owner and holder of all right, title and interest in and to the Manufacturer Programs, (ii) in accordance with the Assignment Agreements, all of AESOP Leasing's right, title and interest in and to such Manufacturer Programs have been assigned to the Trustee (except as expressly provided otherwise in any Related Document with respect to Relinquished Vehicles and any related Relinquished Vehicle Property), and (iii) no Sublessee has any right, title or interest in any Manufacturer Program. To confirm the foregoing, each Sublessee, by its execution hereof, hereby assigns and transfers to AESOP Leasing any rights that such Sublessee may have in respect of any Manufacturer Programs.

     41. HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     42. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

     43. EFFECTIVE DATE. This Agreement shall become effective on the date hereof.

     44. THIRD-PARTY BENEFICIARY. The parties hereto agree that the Trustee is an express third-party beneficiary to this Agreement with respect to each and every right granted to the Trustee hereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                            SUBLESSOR:

                            AVIS RENT A CAR SYSTEM, INC.


                            By: /s/ Gerard J. Kennell
                               -------------------------------------------------
                                     Vice President & Assistant Treasurer
                              Address:
                                6 Sylvan Way
                                Parsippany, New Jersey 07054
                                Attention:  Treasurer
                                Telephone:  (973) 496-7312
                                Fax:        (973) 496-5852


                            SUBLESSEE:

                            CHEROKEE ACQUISITION CORPORATION

                            By: /s/ Duncan Cocroft
                               -------------------------------------------------
                                     Executive Vice President
                              Address:
                                6 Sylvan Way
                                Parsippany, New Jersey 07054
                                Attention:  Treasurer
                                Telephone:  (973) 496-7312
                                Fax:        (973) 496-5852

                                                                   SCHEDULE 30.5


     (i)    Litigation

                                     [NONE]

                                                                  SCHEDULE 30.10


                               BUSINESS LOCATIONS

                                                                                     STATES IN WHICH HAS HAD ITS
            PARTY                           JURISDICTION OF INCORPORATION            PRINCIPAL PLACE OF BUSINESS
--------------------------------         --------------------------------          -------------------------------
Cherokee Acquisition Corporation         Delaware                                  New Jersey

                                                                  SCHEDULE 30.13


                               COMPLIANCE WITH LAW

                                     [NONE]

                                                                    ATTACHMENT A


              VEHICLE ACQUISITION SCHEDULE AND RELATED INFORMATION

1.   Principal amount of Loan financing the Vehicle
2.   Date of Loan financing the Vehicle
3.   Vehicle Operating Lease Commencement Date
4.   Vehicle Identification Number (VIN)
5. Summary of Vehicles being financed (including, for Vehicles subject to the GM Repurchase Program, the Designated Period for such Vehicles)
6.   Program or Non-Program Vehicle
7.   Capitalized Cost (if applicable)
8.   Net Book Value (if applicable)

                                                                    ATTACHMENT B


                           FORM OF JOINDER IN SUBLEASE

     THIS JOINDER IN SUBLEASE AGREEMENT (this "JOINDER") is executed as of ___________ 20__, by _________________, a _____________ ("JOINING PARTY"), and
delivered to Avis Rent A Car System, Inc., a Delaware corporation ("ARAC"), as sublessor pursuant to the Master Motor Vehicle Operating Sublease Agreement, dated as of [___________], 2002 (as further amended, supplemented or otherwise modified from time to time, the "AGREEMENT"), among ARAC, the Sublessees and other Permitted Sublessees that become party to the Agreement pursuant to the provisions of SECTION 24 thereof (individually, a "SUBLESSEE" and, collectively, the "SUBLESSEES"). Capitalized terms used herein but not defined herein shall have the meanings provided for in the Agreement.

                                    RECITALS:

     WHEREAS, the Joining Party desires to become a "Sublessee" under and pursuant to the Agreement.

     NOW, THEREFORE, the Joining Party agrees as follows:

                                   AGREEMENT:

     1. The Joining Party hereby represents and warrants to and in favor of ARAC that (i) all of the conditions required to be satisfied pursuant to SECTION 24 of the Agreement with respect to the Joining Party as a Permitted Sublessee becoming a Sublessee thereunder have been satisfied and (ii) all of the representations and warranties contained in SECTION 30 of the Agreement, with respect to the Sublessee are true and correct as applied to the Joining Party as a Permitted Sublessee as of the date hereof.

     2. The Joining Party hereby agrees to assume all of the obligations of a "Sublessee" under the Agreement and agrees to be bound by all of the terms, covenants and conditions therein.

     3. By its execution and delivery of this Joinder, the Joining Party hereby becomes a Sublessee for all purposes under the Agreement. By its execution and delivery of this Joinder, ARAC acknowledges that the Joining Party is a Sublessee for all purposes under the Agreement.

     IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the day and year first above written.

                                                                    Attachment B
                                                                          Page 2

                                       [Name of Joining Party]

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


Accepted and Acknowledged by:

AVIS RENT A CAR SYSTEM, INC.


By:
   ---------------------------------
   Name:
   Title: